CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 5, 1998 on the financial statements and schedules of American Centurion Life Assurance Company in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4, No. 333-00519) and related Prospectus for the registration of the ACL Personal Portfolio Plus2/ACL Personal Portfolio for ACL Variable Annuity Account 2 to be offered by American Centurion Life Assurance Company.





Ernst & Young LLP
Minneapolis, Minnesota
October 30, 1998